Rand Logistics Inc.

                              FOR IMMEDIATE RELEASE

         RAND LOGISTICS ADDS THREE FULLY COMMITTED VESSELS TO ITS FLEET
            VIA TIME CHARTER AGREEMENT; RAISES $13 MILLION IN EQUITY


New York, NY - August 1, 2006 - Rand Logistics Inc. (OTC:RAQC.OB; RAQCW.OB; RAQCU.OB) today announced that its wholly owned subsidiary, Lower Lakes Transportation Company, entered into a time charter agreement for three self unloading bulk carriers that Wisconsin & Michigan Steamship Co. recently acquired from Oglebay Norton Company. Under the time charter agreement, Lower Lakes will control the commercial operations of the vessels.

The three vessels are US flagged, Jones Act qualified River Class ships. They increase Lower Lakes' existing daily shipping capacity by approximately 44%. The vessels were built in 1973 and 1974 and have been well maintained. There are long-term contracts in place covering the full capacity of the boats, which Lower Lakes will fulfill as the vessels are fully integrated into Lower Lakes' existing fleet. Rand expects the vessels to be accretive to EBITDA (earnings before interest, taxes, depreciation and amortization).

In order to facilitate this transaction, Rand placed 2,402,957 shares of its common stock at $5.41 per share with institutional investors led by Wellington Management, which purchased 770,300 shares or 9.6% of Rand's total outstanding shares after this financing. Rand is utilizing the $13 million in private placement proceeds to close this transaction, and to fund working capital, debt support, capital expenditures and general corporate purposes.

Scott Bravener, President and CEO of Lower Lakes Transportation, commented, "We have been successful at growing the Company's fleet over the past 11 years, and this transaction represents an important further expansion of our capacity. Additionally, these vessels significantly enhance our scheduling flexibility and our ability to service our customers. We look forward to fulfilling the contracts in place, and continuing to grow our Company for the benefit of our customers, our employees and our stockholders."

Laurence S. Levy, Chairman and CEO of Rand Logistics, stated, "We are extremely enthusiastic about this transaction, which enhances the Company's position in the River Class segment and considerably increases our capacity. We are optimistic about this next growth phase for Rand, as well as the Company's long-term prospects."

For further details regarding this transaction, please reference the Company's Form 8-K being filed August 2, 2006 with the Securities and Exchange Commission.

About Rand Logistics

Rand Logistics, Inc. is a leading provider of bulk freight shipping services throughout the Great Lakes region. Through its subsidiaries, the Company operates a fleet of ten River Class self-unloading carriers and one integrated self-unloading tug/barge unit. The Company is the only carrier able to offer significant domestic port-to-port services in both Canada and the U.S. on the Great Lakes. The Company's vessels operate under the U.S. Jones Act - which dictates that only ships that are built, crewed and owned by U.S. citizens can operate between U.S. ports - and the Canada Marine Act - which requires Canadian commissioned ships to operate between Canadian ports.

Forward-Looking Statements

This press release may contain forward-looking statements (within the meaning of the Private Securities Litigation Reform Act of 1995) concerning the Company and its operating subsidiaries. Forward-looking statements are statements that are not historical facts, but instead statements based upon the current beliefs and expectations of management of the Company. Such forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ from the results included in such forward-looking statements.

CONTACT:                           -OR-       INVESTOR RELATIONS COUNSEL:
Rand Logistics, Inc.                          The Equity Group Inc.
Laurence S. Levy, Chairman & CEO              Loren G. Mortman
212-644-3450                                  (212) 836-9604
                                              LMortman@equityny.com
                                              www.theequitygroup.com

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